Enshi Black Hog Construction Cooperation Agreement

Party A: Xuwang Hog Farming Professional Cooperatives of Xianfeng County

Party B: Wuhan Fengze Agricultural Science and Technology Development Co., Ltd.

Witness: Animal Husbandry and Veterinary Bureau of Xianfeng County of Hubei Province

In order to utilize the black breeder hog resources in Enshi and build a high quality hog meat image, Party A and B reach an agreement to form a hog breeding cooperatives (or join currently exist hog breeding cooperatives) and share the contribution of capital half-and-half under the premise of sharing the profit and risks, but responsible for its own loss. The details of the agreement are as follow:

I.
The production scales of these cooperatives should not be less than 600 sows and the farmer who will join these cooperatives should have no less than 6 sows or should produce no less than 100 black hogs per year.

II.	The breeder under the transition period of breeder mating will be a temporary mix. The final breeder mix will be designated by Party B after approved by the local government department.

III.
Party B agrees to purchase all qualified products produced at the professional Cooperatives of Xianfeng County; and the Cooperative should sell its products to Party B exclusively.  The price to be paid for all black hogs purchased shall be reasonable.  The parties have agreed that a reasonable price is the market price of common lean-type pork from time to time plus 0.6 RMB/kg, provided that the price paid shall not be less than 13RMB/kg.

IV.	Party A and B agree to form the Hog Breeding Professional Cooperative (the “Cooperative”) and share the contribution of capital equally (50:50).

V.	Both Parties will form a synthetic financial department under the direct management of Director to manage the financial activates and each cooperative will have an accountant.

VI.
Both the Cooperative and hog farmers who joined should comply with the following rules: 1) unification of breeding mix; 2) standardization of operating processes; 3) standardization of medicine and vaccine supplies; 4) standardization of ages and lowest weights of hogs sold; 5) unification of purchase price from hog farmers.

VII.
To ensure the product safety and comply with the environmental regulation, each cooperative has to build product quality retrieve system with the assistance from local animal husbandry and veterinary bureau.

VIII.	Party B should pay RMB¥20/per hog as the labor fee to the Cooperative as its revenue.

IX.	The term of this Cooperation Agreement is 10 years, from 04/05/2011 to 03/31/2021

X.
For the renovation or expansion of the hog farmers’ facilities, each hog farmer can volunteer to participate or not. If the hog farmer is willing to participate, it will need to get approval from both the Witness and party B. Part B will be responsible for providing the expense of construction first. The location will be decided by the Witness and renovation or expansion should comply with the requirements of Part B, and be established based on the scale of production. The property rights of the facilities after construction belong to Party B and the cooperatives have the use rights of the facilities, and the hog farmers have the priority use rights.  After the completion of these constructions, the Witness should provide subsidies in an amount of one-third of the construction expenses and the hog farmers should provide another one-third of the amount as the asset risk deposit (amortized within10 years).

XI.	Party B should be the guarantor for the hog farmers when there is a need for fund during production development and the interest expenses will be subsidized by local government.

XII.	Obligations:

A. Obligation of Party A

1.	Responsible for providing and distributing goods and materials to every hog farmer belongs to the Cooperative.

2.	Providing instruction of production management and disease prevention

3.	Retrieving products

4.	Managing the fixed and current assets of each hog farmer

B. Obligation of Party B

1.	Have the rights to participate in the management and instruction of the Cooperative.

2.	Periodically purchase the qualified products produced by the Cooperative.

3.	Periodically provide goods, materials and free technical instruction.

4.	Frequently listen to the Cooperative’s opinions.

XIII.	The liabilities before this Agreement are assumed by each party.

XIV.	Penalty of Breach: The party who breach this agreement will be responsible for the economic loss of the other party.

XV.	After the agreement of both parties, there can be a supplemental agreement to this one with the same legal validity.

XVI.	There are three copies of this Agreement and will take effect after these are signed.

Party A: Xuwang Hog Farming Professional Cooperatives of Xianfeng County (Seal)

Representative: (Signature)

Date: 04/02/2011

Party B: Wuhan Fengze Agricultural Science and Technology Development Co., Ltd. (Seal)

Representative: (Signature)

Date: 04/02/2011

Witness: Animal Husbandry and Veterinary Bureau of Xianfeng County of Hubei Province